Calculation of Filing Fee Tables
S-3
ProPetro Holding Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (par value $0.001 per share)	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock (par value $0.001 per share)	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Equity	Common Stock (par value $0.001 per share)	457(a)	16,600,000	$ 10.22	$ 169,652,000.00	0.0001381	$ 23,428.94
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 169,652,000.00		$ 23,428.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 17,295.62
			Net Fee Due:						$ 6,133.32
Offering Note
[1]	1(a) In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee required in connection with this Registration Statement. In connection with the securities offered hereby, the registrant will "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 1(b) There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrants at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

[2]	2(a) In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee required in connection with this Registration Statement. In connection with the securities offered hereby, the registrant will "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 2(b) There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrants at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

[3]	3(a) In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee required in connection with this Registration Statement. In connection with the securities offered hereby, the registrant will "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. 3(b) There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrants at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

[4]	4(a) The amount registered includes 16,600,000 shares of common stock, par value $0.001 per share (the "Common Stock"), of the registrant issued to the selling stockholder in connection with the registrant's acquisition of certain assets and real property of the selling stockholder on December 31, 2018. Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholder shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction. 4(b) Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of the registrant's common stock on December 15, 2025, as reported on the New York Stock Exchange. 4(c) The amount of registration fee is calculated pursuant to Rule 457(c) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ProPetro Holding Corp.	S-3	333-256681	06/01/2021		$ 17,295.62	Equity	Common Stock (par value $0.001 per share)	16,600,000	$ 158,530,000.00
Fee Offset Sources		ProPetro Holding Corp.	S-3	333-256681		06/01/2021						$ 17,295.62
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1(a) Pursuant to Rule 457(p) under the Securities Act, this registration statement includes 16,600,000 unsold shares of common stock with a maximum aggregate offering price of $158,530,000 that were previously registered under a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission on June 1, 2021, (the "Prior Registration Statement"), which became automatically effective upon filing. A filing fee of $17,295.62 with respect to the unsold shares was paid in connection with the filing of the Prior Registration Statement, which will continue to be applied to the unsold Class A shares included in this registration statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the 16,600,000 shares of common stock being registered hereby is offset by $17,295.62 in registration fees previously paid by the registrant with respect to the shares of common stock that were registered but not issued pursuant to the Prior Registration Statement. 1(b) Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the unsold securities of ProPetro Holding Corp. registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A